Exhibit 99.1

NEWS RELEASE

Media Contact: Lilly Ackley, ackleyl@magellanhealth.com, (860) 507-1923

Investor Contact: Joe Bogdan, jbogdan@magellanhealth.com, (860) 507-1910

Magellan Health Board of Directors Appoints James Murray as

President and Chief Operating Officer of Magellan Health

Phoenix, Ariz. – December 5, 2019 – Magellan Health, Inc. (NASDAQ: MGLN) today announced that the Company’s Board of Directors has appointed James Murray as president and chief operating officer of Magellan Health. In this role, he will lead the Magellan Behavioral and Specialty Health and Magellan Complete Care business segments, effective December 9, 2019.

“Jim is the right person to lead the Magellan Behavioral and Specialty Health and Magellan Complete Care business segments given his significant healthcare experience and proven ability to drive results in the commercial and government sector markets,” said Ken Fasola, chief executive officer, Magellan Health. “The Board and I look forward to working with Jim and know that his strong commitment to operational excellence and delivering value will benefit members, customers and shareholders alike.”

“It will be a privilege and an honor to join Magellan Health and lead these business segments as we capitalize on the opportunities to improve quality of care and member outcomes, reduce cost of care for both members and customers, and transform the delivery system in the rapidly evolving healthcare industry,” said Murray.

Murray will join Magellan Health after serving as president of PrimeWest Health, a Dallas-based company which supports physician shift to value based care. From 2017-2019, he served as chief executive officer of LifeCare HealthPartners, a Dallas-based hospital system.

Prior to these roles, Murray held significant leadership roles at Humana over a career spanning nearly three decades. As executive vice president and chief operating officer, Murray served on Humana’s executive team and was responsible for all lines of business which included Medicare, Commercial, Medicaid and Tricare.

In previous Humana leadership roles, Murray had oversight of sales, underwriting, actuarial, network and clinical management, customer service and information technology. He also held the role of chief financial officer for nine years.

Before joining Humana, Murray served as partner, specializing in the insurance industry, with Coopers & Lybrand, now PriceWaterhouseCoopers. He has a bachelor’s degree in accounting from the University of Dayton and is a certified public accountant.

In order to provide additional time for Fasola and Murray to review the business strategy and operations, Magellan Health plans to defer release of its financial guidance for 2020.  The Company will announce the specific date for communicating guidance in early 2020.

About Magellan Health: Magellan Health, Inc., a Fortune 500 company, is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission’s Fair Disclosure Regulation. This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties, many of which are out of our control. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding growth and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of healthcare services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; healthcare reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 28, 2019, and the Company’s subsequent Quarterly Reports on Form 10-Q filed during 2019. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the Company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

(MGLN-GEN)

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